Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

LOANCORE REALTY TRUST, INC.,
a Maryland corporation,

DIVCORE SUBORDINATE DEBT CLUB I REIT HOLDING, LLC

and

THE COMMON EQUITY HOLDERS

of

DIVCORE SUBORDINATE DEBT CLUB I REIT HOLDING, LLC

Dated as of [•] [•], 2015

TABLE OF CONTENTS

- i -

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (including all exhibits and schedules, this “Agreement”) is made and entered into as of [•] [•], 2015, by and among LOANCORE REALTY TRUST, INC., a Maryland corporation (the “Company”), DIVCORE SUBORDINATE DEBT CLUB I REIT HOLDING, LLC, a Delaware limited liability company (the “Merging Entity”), and the common equity holders of the Merging Entity whose names appear on the signature pages hereto (each, a “Common Equity Holder”).

RECITALS

WHEREAS, as of the date hereof, all of the issued and outstanding (i) common share interests of the Merging Entity (the “Common Equity Interests”) are owned, collectively, by the Common Equity Holders and (ii) preferred share interests of the Merging Entity, consisting of 125 shares of 12.5% Series A Cumulative Non-Voting Preferred Shares (the “Preferred Equity Interests”), are owned, severally, by certain unrelated third parties, as reflected in the books and records of the Merging Entity (each, a “Preferred Equity Holder”);

WHEREAS, as part of a series of transactions (the “Formation Transactions”) through which the Company intends to consolidate the ownership of its assets and effectuate the initial public offering (the “IPO”) of shares of its common stock, par value $0.01 per share (the “Common Stock”), and its concurrent private placements of shares of Common Stock to certain investors (the “Concurrent Offerings”), the Merging Entity will merge with and into the Company, with the Company as the surviving entity on the terms and conditions set forth herein (the “Merger”);

WHEREAS, as part of the Formation Transactions and pursuant to and in accordance with the terms of the LLC Agreement (as defined below), the Merging Entity has provided written notice to each Preferred Equity Holder indicating that such Preferred Equity Holder’s Preferred Equity Interests will be redeemed, effective as of July [•], 2015;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, all of the outstanding Common Equity Interests will be converted into the right to receive, for each Common Equity Holder, the number of shares of Common Stock (“Company Shares”) set forth opposite such Common Equity Holder’s name on Schedule 2.07 (such consideration in the aggregate or, as applicable, with respect to any Common Equity Holder as set forth on Schedule 2.07, the “Merger Consideration”);

WHEREAS, the board of directors of the Company has declared the Merger to be advisable and the board of directors and the sole stockholder of the Company have approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and

WHEREAS, the board of directors of the Merging Entity and the Common Equity Holders have approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I

DEFINITIONS

Section 1.01              Definitions. The following terms as used in this Agreement shall have the meanings attributed to them as set forth below unless the context clearly requires another meaning. Other capitalized terms used herein shall, unless the context otherwise requires, have the meanings assigned to such terms herein.

“Accredited Investor” means, for purposes of this Agreement, a Person who qualifies as an “accredited investor” under Rule 501(a) of Regulation D of the Securities Act.

“Affiliate” means, with respect to any Person, any other Person that (a) directly, or indirectly through one or more intermediaries, owns, Controls, is Controlled by or is under common Control with a specified Person or (b) is a family member of a specified Person.

“Agreement” has the meaning set forth in the preamble.

“Articles of Merger” has the meaning set forth in Section 2.03.

“Certificate of Merger” has the meaning set forth in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Equity Holder” has the meaning set forth in the preamble.

“Common Equity Interests” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Shares” has the meaning set forth in the recitals.

“Concurrent Offerings” has the meaning set forth in the recitals.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to a Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Delaware LLC Act” means the Delaware Limited Liability Company Act. Any reference herein to a specific section or sections of the Delaware LLC Act shall be deemed to include a reference to any corresponding provision of future law.

2

“Effective Time” has the meaning set forth in Section 2.03.

“Formation Transactions” has the meaning set forth in the recitals.

“Governing Documents” means, with respect to a Person, (i) the charter, articles of organization, certificate of formation or certificate of limited partnership for such Person, (ii) the bylaws, operating agreement, limited liability company agreement, or limited partnership agreement for such Person and (iii) any certificate of qualification or foreign entity registration for such Person (together with all supplements, amendments, modifications, consents and waivers related to any of the foregoing).

“Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“IPO” has the meaning set forth in the recitals.

“LLC Agreement” means the Limited Liability Company Agreement, dated November 6, 2013, of the Merging Entity, as the same may be amended, supplemented or otherwise modified.

“Merger” has the meaning set forth in the recitals.

“Merger Closing” or “Merger Closing Date” has the meanings set forth in Section 2.02.

“Merger Consideration” has the meaning set forth in the recitals.

“Merging Entity” has the meaning set forth in the preamble.

“MGCL” means the Maryland General Corporation Law. Any reference herein to a specific section or sections of the MGCL shall be deemed to include a reference to any corresponding provision of future law.

“Person” means an individual, partnership, corporation (including a business trust, statutory trust or real estate investment trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Preferred Equity Holder” has the meaning set forth in the recitals.

“Preferred Equity Interests” has the meaning set forth in the recitals.

“SDAT” has the meaning set forth in Section 2.03.

“Securities Act” means the Securities Act of 1933, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

“Surviving Entity” has the meaning set forth in Section 2.01.

Section 1.02              Rules of Application. The definitions in Section 1.01 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” “hereunder” and similar terms shall refer to this Agreement, unless the context otherwise requires.

3

Article II

THE MERGER

Section 2.01              The Merger. At the Effective Time, subject to and upon the terms and conditions of this Agreement and in accordance with the MGCL and the Delaware LLC Act, the Merging Entity shall be merged with and into the Company, whereby the separate existence of the Merging Entity shall cease, and the Company shall continue its existence under the MGCL as the surviving entity in the Merger (sometimes referred to herein as the “Surviving Entity”).

Section 2.02              Merger Closing. The closing of the Merger and the other transactions contemplated hereby (the “Merger Closing” or the “Merger Closing Date”) shall occur on the first business day immediately preceding the date of the closings of the IPO and the Concurrent Offerings. The Merger Closing shall take place at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or as mutually agreed between the Company and the Merging Entity. Consistent with and in connection with the foregoing, the parties hereto hereby agree that the specific order in which the Merger Closing and the closing of the other transactions that are part of or related to this Agreement or the Formation Transactions occur shall be as determined by the Company.

Section 2.03              Effective Time. On the Merger Closing Date (or on such other date as the Company and the Merging Entity may agree) the Company and the Merging Entity shall file, or shall cause to be filed, articles of merger as may be required by the MGCL (the “Articles of Merger”) with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) and a certificate of merger as may be required by the Delaware LLC Act (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in each case, providing that the Merger shall become effective upon filing or, if agreed upon by the Company and the Merging Entity, as of such other date or time as is set forth in the Articles of Merger and the Certificate of Merger (which date shall in no event be more than 30 days after the Articles of Merger are accepted for record by the SDAT) (the “Effective Time”), together with any certificates and other filings or recordings related thereto, in such forms as are required by, and executed in accordance with, the relevant provisions of applicable law.

Section 2.04              Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger, the MGCL and the Delaware LLC Act.

Section 2.05              Governing Documents. At the Effective Time, the Governing Documents of the Company, as in effect immediately prior to the Effective Time, shall be the Governing Documents of the Surviving Entity until thereafter amended as provided therein or in accordance with the MGCL.

Section 2.06              Directors and Officers of the Surviving Entity. The directors and officers of the Company immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Entity as of the Effective Time, each to hold office in accordance with the Governing Documents of the Surviving Entity.

Section 2.07              Conversion of Common Equity Interests.

(a)                Under and subject to the terms and conditions of this Agreement, each Common Equity Holder is entitled to receive, as a result of and upon consummation of the Merger, the Merger Consideration set forth opposite such Common Equity Holder’s name on Schedule 2.07.

4

(b)               At the Effective Time, by virtue of the Merger and without any action on the part of any of the Company, the Merging Entity or any Common Equity Holder, each outstanding Common Equity Interest shall be converted automatically into the right of the Common Equity Holder of such Common Equity Interest to receive its Merger Consideration in accordance with this Agreement, as such Merger Consideration is reflected on Schedule 2.07.

(c)                From and after the Effective Time, each Common Equity Interest converted into the right to receive the Merger Consideration applicable to the holder thereof pursuant to Section 2.07(b) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder of such Common Equity Interest so converted shall thereafter cease to have any rights as a Common Equity Holder, except the right to receive the Merger Consideration applicable thereto in accordance with this Agreement.

Section 2.08              Tax Treatment. It is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitutes, and hereby is adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

Section 2.09              Payment of Merger Consideration.

(a)                Promptly after the Effective Time, the Company shall issue and deliver or cause to be delivered to each Common Equity Holder the Merger Consideration that each such Common Equity Holder is entitled to receive in accordance with the terms and conditions of this Agreement in book-entry form.

(b)               The Company shall be entitled to deduct and withhold from any portion of the Merger Consideration such amount as it is required to deduct and withhold from such payment under the Code or any provision of U.S. federal, state, local or foreign tax law. For purposes of the foregoing, the Company shall be entitled to withhold from the Merger Consideration payable to any Common Equity Holder the smallest number of whole shares of Common Stock having an aggregate fair market value (as reasonably determined by the Company as of the date the obligation to withhold or pay taxes arises) equal to or greater than the amount necessary to satisfy any such obligation. To the extent that amounts are withheld by the Company, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Common Equity Holder in respect of which such deduction and withholding was made by the Company.

Section 2.10              Preferred Equity Interests. At the Effective Time, the Preferred Equity Interests shall no longer be deemed to be outstanding, as the redemption of such Preferred Equity Interests pursuant to the terms of the LLC Agreement shall have become effective as of July [•], 2015.

Section 2.11              Debt Obligations. At the Effective Time, by virtue of the Merger, the Surviving Entity shall succeed to all of the debts and obligations of the Merging Entity, including the $106,666,000 aggregate principal amount of 12% subordinate debt previously issued by the Merging Entity and held by the Common Equity Holders.

Section 2.12              Treatment of Company Stock. Each share of stock of the Company outstanding immediately before the Effective Time shall not be converted or exchanged in any manner as a result of the Merger, and shall remain outstanding from and after the Effective Time and shall continue to be outstanding shares of stock of the Surviving Entity.

5

Article III

CONDITIONS

Section 3.01              Conditions to the Obligations of the Parties. The obligation of the parties to consummate the Merger shall be subject to the satisfaction, or waiver, of the following conditions:

(a)                Each of the representations and warranties made by the parties in Article IV of this Agreement that is qualified by reference to materiality shall be true and correct, and each of the other representations and warranties made by the parties in Article IV of this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Merger Closing Date as if made on that date (except in any case that representations and warranties that expressly speak of a specified date or time need only be true and correct as of such specified date or time).

(b)               No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement, including the Merger, shall be in effect.

(c)                The Company, the Merging Entity and each Common Equity Holder shall have complied and performed in all material respects with the covenants, agreements and obligations required by this Agreement to be so performed or complied with by such party at or before the Merger Closing Date.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.01              Representations and Warranties of the Company. The Company hereby represents and warrants to the Merging Entity and each Common Equity Holder, as of the date of this Agreement and the Merger Closing Date (except to the extent that any such representation speaks as of a specific date, in which case only as of such specific date), as follows:

(a)                Existence and Power. The Company (a) has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)               Authorization; No Contravention. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken by the Company. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of, or give any Person the right to exercise any right or remedy under: (i) any agreement to which the Company is a party, (ii) the Governing Documents of the Company or (iii) any law applicable to the Company, except in all such cases as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Company from consummating the transactions contemplated by this Agreement.

6

(c)                No Injunction. The Company is not subject to any order, writ, judgment, decree, injunction or settlement that reasonably would be expected to prevent or materially delay the Company from consummating the transactions contemplated by this Agreement.

(d)               No Consents. Except for the filing of the Articles of Merger and the Certificate of Merger in accordance with Section 2.03 and the approval of the Merger by the Company’s sole stockholder (which consent the Company represents has been obtained as of the date hereof), no consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable laws is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations, orders, licenses, permits, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Company from consummating the transactions contemplated by this Agreement.

(e)                Merger Consideration. The Company Shares to be issued by the Company to the Common Equity Holders hereunder as the Merger Consideration have been duly authorized for issuance and, upon such issuance pursuant to Sections 2.07 and 2.09, will be validly issued, fully paid and nonassessable.

Section 4.02              Representations and Warranties of the Merging Entity. The Merging Entity hereby represents and warrants to the Company and each Common Equity Holder, as of the date of this Agreement and the Merger Closing Date (except to the extent that any such representation speaks as of a specific date, in which case only as of such specific date), as follows:

(a)                Existence and Power. The Merging Entity (a) has been duly formed and is validly existing as a limited liability company in good standing with the Secretary of State of the State of Delaware and (b) has the limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)               Authorization; No Contravention. All limited liability company action necessary to be taken by the Merging Entity to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Merging Entity in connection with the transactions contemplated hereby has been duly and validly taken by the Merging Entity. This Agreement has been duly executed and delivered by the Merging Entity. This Agreement constitutes the legal, valid and binding obligation of the Merging Entity, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of, or give any Person the right to exercise any right or remedy under: (i) any agreement to which the Merging Entity is a party, (ii) the Governing Documents of the Merging Entity or (iii) any law applicable to the Merging Entity, except in all such cases as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Merging Entity from consummating the transactions contemplated by this Agreement.

(c)                No Injunction. The Merging Entity is not subject to any order, writ, judgment, decree, injunction or settlement that reasonably would be expected to prevent or materially delay the Merging Entity from consummating the transactions contemplated by this Agreement.

(d)               No Consents. Except for the filing of the Articles of Merger and the Certificate of Merger in accordance with Section 2.03, the consent of the Common Equity Holders (which consent the Merging Entity represents has been obtained as of the date hereof) and notice of, and payment of the redemption price for, the redemption of the Preferred Equity Interests in accordance with the LLC Agreement (which notice and payment the Merging Entity represents have been provided as of the date hereof), no consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable laws is required to be obtained by the Merging Entity in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations, orders, licenses, permits, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Merging Entity from consummating the transactions contemplated by this Agreement.

7

(e)                Membership of the Merging Entity. As of the date of this Agreement, (i) the Common Equity Holders identified on Schedule 2.07 constitute all of the common shareholders in the Merging Entity and (ii) the Preferred Equity Holders identified on the books and records of the Merging Entity constitute all of the preferred shareholders in the Merging Entity. As of the date of this Agreement, the Common Equity Interests and the Preferred Equity Interests constitute all of the outstanding limited liability company interests in the Merging Entity.

Section 4.03              Representations and Warranties of each Common Equity Holder. Each Common Equity Holder hereby represents and warrants, severally and not jointly and severally, to the Company and the Merging Entity, as of the date of this Agreement and the Merger Closing Date (except to the extent that any such representation speaks as of a specific date, in which case only as of such specific date), as follows:

(a)                Existence and Power. Such Common Equity Holder (a) has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)               Authorization; No Contravention. All action necessary to be taken by such Common Equity Holder to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by such Common Equity Holder in connection with the transactions contemplated hereby has been duly and validly taken by such Common Equity Holder. This Agreement has been duly executed and delivered by such Common Equity Holder. This Agreement constitutes the legal, valid and binding obligation of such Common Equity Holder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of, or give any Person the right to exercise any right or remedy under: (i) any agreement to which such Common Equity Holder is a party, (ii) the Governing Documents of such Common Equity Holder or (iii) any law applicable to such Common Equity Holder, except in all such cases as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay such Common Equity Holder from consummating the transactions contemplated by this Agreement.

(c)                No Injunction. Such Common Equity Holder is not subject to any order, writ, judgment, decree, injunction or settlement that reasonably would be expected to prevent or materially delay such Common Equity Holder from consummating the transactions contemplated by this Agreement.

(d)               No Consents. Except for the consent of the limited partners of such Common Equity Holder (which consent such Common Equity Holder represents has been obtained as of the date hereof), no consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable laws is required to be obtained by such Common Equity Holder in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations, orders, licenses, permits, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to prevent or materially delay such Common Equity Holder from consummating the transactions contemplated by this Agreement.

(e)                Ownership of the Common Equity Interests. The Common Equity Interests owned by such Common Equity Holder are owned free and clear of all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever.

8

(f)                Accredited Investor. Such Common Equity Holder qualifies as an Accredited Investor and understands the risks of, and other considerations relating to, the Merger. Such Common Equity Holder, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained to represent or advise such Common Equity Holder:

(i)                 has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that such Common Equity Holder is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision;

(ii)               is capable of protecting such Common Equity Holder’s own interest or has engaged representatives or advisors to assist it in protecting such interests;

(iii)             is capable of bearing the economic risk of such investment; and

(iv)             in making such Common Equity Holder’s decision to enter into this Agreement has conducted its own due diligence, has been represented by competent counsel and financial advisors and has not relied on oral or written advice from the Company or its Affiliates, representatives, or agents or on representations or warranties of the Company.

(g)               Unregistered Securities. Such Common Equity Holder understands that:

(i)                 the Merger Consideration to be received as contemplated hereunder has not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws;

(ii)               the Company’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Common Equity Holder contained herein;

(iii)             the Merger Consideration cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available;

(iv)             there may be no public market for the Merger Consideration;

(v)               because of the restrictions on transfer or assignment of the Merger Consideration to be issued hereunder, the economic risk of the Merger Consideration issued hereby may need to be borne for an indefinite period of time; and

(vi)             certificates (if any) representing the Merger Consideration will bear a legend substantially similar to the following, among other legends:

The shares represented by this certificate have not been registered for sale under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption from registration under the Act or pursuant to an effective registration statement under the Act.

9

Article V

GENERAL PROVISIONS

Section 5.01              Amendments. This Merger Agreement may be amended by appropriate instrument, without the consent of any Common Equity Holder, at any time prior to the Merger Closing Date; provided, that no such amendment shall be made that alters the relative amount or changes the form of the Merger Consideration to be delivered to any Common Equity Holder without the consent of such Common Equity Holder.

Section 5.02              Counterparts. This Merger Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party. All counterparts shall collectively constitute one agreement (or amendment, as applicable). The exchange of counterparts of this Agreement among the parties by means of facsimile transmission or by electronic transmission (pdf) which shall contain authentic reproductions shall constitute a valid exchange of this Agreement and shall be binding upon the parties hereto.

[Signature pages follow]

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

LOANCORE REALTY TRUST, INC.,
a Maryland corporation

By:
Name:
Title:

DIVCORE SUBORDINATE DEBT CLUB I REIT HOLDING, LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature page to Merger Agreement]

COMMON EQUITY HOLDERS:

DivCore Subordinate Debt Club I, LP, Series A

By:	DivCore Subordinate Debt Club I GP, LLC

By:
Name:
Title:

DivCore Subordinate Debt Club I, LP, Series B

By:	DivCore Subordinate Debt Club I GP, LLC

By:
Name:
Title:

DivCore Subordinate Debt Club I, LP, Series C

By:	DivCore Subordinate Debt Club I GP, LLC

By:
Name:
Title:

[Signature page to Merger Agreement]

SCHEDULE 2.07

Merger Consideration

Common Equity Holder	Common Equity Percentage Interest to be Converted in Merger	Common Equity Merger Consideration
DivCore Subordinate Debt Club I, LP, Series A	46.1539%	[•] Company Shares
DivCore Subordinate Debt Club I, LP, Series B	23.0769%	[•] Company Shares
DivCore Subordinate Debt Club I, LP, Series C	30.7692%	[•] Company Shares

Sch 2.07-1